UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2026

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, One Central Plaza, Dame Street, Dublin 2, Co. Dublin, D02 K7K5, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive twenty (20) Ordinary Shares of Amarin Corporation plc	AMRN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

As part of its ongoing consideration of best corporate governance practices, the Board of Directors (the “Board”) of Amarin Corporation plc (the “Company”) has concluded that it would be in the best interests of the Company and its shareholders to reduce the size of the Board at this time. To that end, on March 25, 2026, Dr. Paul Cohen and Mr. Oliver O’Connor (the “Non-Continuing Directors”) each notified the Company that they had made the decision not to stand for re-election at the 2026 Annual Meeting of Shareholders. As a result, the Non-Continuing Directors will resign from the Board effective as of the time immediately before the commencement of the 2026 Annual Meeting of Shareholders (the “Effective Time”). Each of the Non-Continuing Directors’ decisions not to stand for re-election is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on March 25, 2026, the Board determined to reduce the size of the Board from nine to seven directors effective as of the Effective Time.

Director Compensation Policy

On March 25, 2026, the Board approved the following changes to the Company’s non-employee director compensation policy (as so updated, the “Director Compensation Policy”): each non-employee director of the Company is eligible to receive an annual equity award of Restricted Stock Units and Options (each as defined in the Company’s 2020 Stock Incentive Plan, as amended) which shall vest in full upon the earlier of the one-year anniversary of the grant date (which will be the date of the Company’s annual general meeting of shareholders) or the annual general meeting of shareholders in such anniversary year.

Pursuant to the Director Compensation Policy, each non-employee director on the Board receives an initial equity award upon appointment to the Board and an annual equity award upon initial appointment to the Board and for so long as such director remains on the Board; however, if shareholders do not approve both the issuance proposal and the pre-emption proposal to be voted on by shareholders of the Company at the 2026 Annual Meeting of Shareholders, the non-employee directors will not be able to receive their initial equity awards or annual equity awards and the Board will have to consider alternative forms of compensation, such as cash compensation.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Director Compensation Policy. A copy of the Director Compensation Policy is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Non-Employee Director Compensation Policy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2026	Amarin Corporation plc

	By:	/s/ Aaron Berg
Aaron Berg
President and Chief Executive Officer